Exhibit 10.1

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of April 28, 2025, is by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”). All capitalized terms used but not otherwise defined in this Amendment have the meanings given to such terms in the Prior Agreement (as defined below).

Recitals:

A.
The Company and certain investors, including the Purchasers (collectively, the “Original Investors”), entered into a Securities Purchase Agreement, dated as of December 23, 2024 (the “Prior Agreement”), pursuant to which, among other things, the Company issued and sold to the Original Investors an aggregate of 7,377,912 shares of Common Stock.
B.
Pursuant to the Prior Agreement, the Original Investors have the right, but not the obligation, to purchase an aggregate of up to 7,220,141 Additional Shares at the Additional Per Share Purchase Price, on the terms and subject to the conditions set forth in the Prior Agreement (the “Original Investor Option”).
C.
The Company and the Purchasers have agreed to amend or otherwise modify certain provisions of the Prior Agreement, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

Section A1.
Amendment of Section 2.04. Section 2.04 of the Prior Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Section 2.04. Subsequent Purchase and Sale. Not less than five Business Days before the Subsequent Closing Date, the Company shall deliver a notice (the “Subsequent Closing Notice”) to the Purchasers advising of them of the Subsequent Closing Date. Not less than two Business Days before the Subsequent Closing Date (as stated in the Subsequent Closing Notice), each Purchaser that desires to purchase Additional Shares shall deliver a notice (a “Participation Notice”) to the Company. Each Participation Notice shall state the number of Additional Shares that the Purchaser delivering the Participation Notice desires to purchase at the Subsequent Closing. On the Subsequent Closing Date, upon the terms and subject to the conditions set forth in this Agreement, the Company will issue and sell to the Purchasers, and the Purchasers will purchase, severally and not jointly, the number of Additional Shares that each Purchaser notified the Company such Purchaser desired to purchase in the Participation Notice by such Purchaser; provided, however, that the maximum number of Additional Shares each Purchaser may purchase at the Subsequent Closing shall not exceed its pro rata share of an aggregate of 7,220,141 shares of Common Stock based upon the number of Initial Shares purchased by such Purchaser at the Initial Closing. At the Subsequent Closing, the aggregate purchase price for the Additional Shares to be purchased by each Purchaser shall be an amount equal to the product of (a) the number of Additional Shares purchased by such Purchaser multiplied by (b) the Additional Per Share Purchase Price.”

Section A2.
Amendment of Exhibit C. Exhibit C of the Prior Agreement is hereby amended by deleting the definition of “Subsequent Closing Date” therein and inserting in lieu thereof:

“‘Subsequent Closing Date’ means May 16, 2025, or (a) such earlier date or dates as may be agreed by the Company and the Purchasers who desire to purchase Additional Shares, or (b) such later date or dates as may be agreed by the Company and the Purchasers who purchase at least a majority of the Initial Shares; provided, that no Subsequent Closing Date shall be later than July 31, 2025.”

Section A3.
Certain Acknowledgements. The Company and each of the Purchasers acknowledges that (a) Section 6.04 of the Prior Agreement provides, in part, “No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who collectively have agreed to purchase at least a majority in interest of the Shares,” and (b) the Purchasers who are parties to this Amendment collectively agreed to purchase at least a majority in interest of the Shares. For the avoidance of doubt, the Purchasers who are parties to this Amendment further acknowledge that this Amendment constitutes a written instrument that satisfies the requirements of Section 6.04.
Section A4.
Miscellaneous.
(a)
Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Prior Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Prior Agreement except as expressly set forth in this Amendment. Upon the execution and delivery of this Amendment, the Prior Agreement shall thereupon be deemed to be amended and modified as hereinabove set forth as fully and with the same effect as if the amendments and modifications made hereby were originally set forth in the Prior Agreement, and this Amendment and the Prior Agreement shall henceforth be read, taken, and construed as one and the same instrument, but such amendments and modifications shall not operate so as to render invalid or improper any action heretofore taken under the Prior Agreement.
(b)
Governing Law. Section 6.08 of the Prior Agreement is hereby incorporated by reference herein, mutatis mutandis.
(c)
Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with applicable laws) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Remainder of page intentionally left
blank; signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ODYSSEY MARINE EXPLORATION, INC.

By:

Mark D. Gordon

Chief Executive Officer

Signature Page to First Amendment To Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

(Print Name of Purchaser)

By:

Name:

Title:

Signature Page to First Amendment To Securities Purchase Agreement